Exhibit 10.15
LOAN AND SECURITY AGREEMENT
     THIS LOAN AND SECURITY AGREEMENT NO. 5271 (this “Agreement”) is entered into as of June 7, 2006, by and between LIGHTHOUSE CAPITAL PARTNERS V, L.P. (“Lender”) and SUCCESS ACQUISITION CORPORATION, a Delaware corporation (“Borrower”) and sets forth the terms and conditions upon which Lender will lend and Borrower will repay money. In consideration of the mutual covenants herein contained, the parties agree as follows:
     1. DEFINITIONS AND CONSTRUCTION
          1.1 Definitions. Initially capitalized terms used and not otherwise defined herein are defined in the California Uniform Commercial Code (“UCC”).
     “ACH” means the Automated Clearing House electronic funds transfer system.
     “Advance” means a Loan advanced by Lender to Borrower hereunder.
     “Borrower’s Books” means all of Borrower’s books and records, including records concerning Collateral, Borrower’s assets, liabilities, business operations or financial condition, on any media, and the equipment containing such information.
     “Collateral” means: (i) the property identified on Exhibit A and (ii) all products and proceeds of the foregoing, including proceeds of insurance and proceeds of proceeds. Collateral does not include any Intellectual Property of Borrower or more than 65% of the voting equity securities of any Foreign Entity.
     “Commitment” means $20,000,000, subject to the required minimum Advances as set forth in Commitment Termination Date (as defined below).
     “Commitment Fee” means $20,000.
     “Commitment Termination Date” means the earliest to occur of (i) the earlier of (a) December 31, 2006 if Borrower has not drawn Advances of at least $5,000,000 by such date; (b) June 30, 2007 if Borrower has not drawn Advances of at least $10,000,000 by such date; (c) September 30, 2007 if Borrower has not drawn Advances of at least $15,000,000 by such date or (d) provided Borrower draws the entire Commitment, December 31, 2007, (ii) any Default or Event of Default, (iii) the date Greylock Ventures, Cardinal Ventures or Texas Pacific Group no longer have a seat on Borrower’s Board of Directors; or (v) the date upon which Borrower shall not be in the business of providing enterprise performance management software.
     “Default” means any event that with the passing of time or the giving of notice or both would become an Event of Default. “Default Rate” means the lesser of 18% per annum or the highest rate permitted by applicable law.

     “Disclosure Schedule” means the schedule attached as Schedule 1 hereto.
     “Event of Default” is defined in Section 8.
     “Five (5) Current Foreign Entities” means the Foreign Entities identified on Schedule 1 hereto.
     “Foreign Entities” means any Subsidiary or other entity of which a majority of its outstanding voting equity securities entitled to vote for the election of directors or other governing body is owned by Borrower directly or indirectly if such Subsidiary or other entity is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.
     “Funding Date” means any date on which an Advance is made to or on account of Borrower hereunder.
     “Indebtedness” means, without duplication, (i) all indebtedness for borrowed money or the deferred purchase of property or services, (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all capital lease obligations, and (iv) all contingent obligations, including guaranties and obligations of reimbursement or respecting letters of credit.
     “Incumbency Certificate” means the document in the form of Exhibit E.
     “Intellectual Property” is defined in Exhibit A hereto.
     “Lender’s Expenses” means all reasonable costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, modification, administration, or enforcement of the Loan or Loan Documents, or the exercise or preservation of any rights or remedies by Lender, whether or not suit is brought; provided however, that Lender’s Expenses for the preparation and negotiation of the initial set of Loan Documents shall not exceed $20,000. Lender will apply deposits received before the date hereof, if any, towards Lender’s Expenses.
     “Lien” means any lien, security interest, pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreement, charge, claim, or other encumbrance.
     “Loan” means all of the Advances, however evidenced, and all other amounts due or to become due hereunder.
     “Loan Documents” means, collectively, this Agreement, the Warrant, the Notes and all other documents, instruments and agreements entered into between Borrower and Lender in connection with the Loan, all as amended or extended from time to time.
     “Note” means a Secured Promissory Note in the form of Exhibit B.
     “Notice of Borrowing” means the form attached as Exhibit D.

     “Obligations” means all Loans, debt, principal, interest, fees, charges, Lender’s Expenses and other amounts, obligations, covenants and duties owing by Borrower or any Subsidiary to Lender of any kind or description (whether pursuant to the Loan Documents or otherwise (with the exception of the Warrant), and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any of the same obtained by Lender by assignment or otherwise, and all amounts Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.
     “Permitted Indebtedness” means: (i) the Loan; (ii) unsecured trade debt incurred in the ordinary course of Borrower’s business; (iii) Indebtedness secured by clause (v) of Permitted Liens; (iv) unsecured Indebtedness in an aggregate principal amount outstanding at any time not to exceed $250,000 and (v) unsecured guaranties of real property lease obligations of Subsidiaries not to exceed $1,000,000 in the aggregate.
     “Permitted Liens” means: (i) Liens in favor of Lender; (ii) Liens disclosed in the Disclosure Schedule; (iii) Liens for taxes, fees, assessments or other governmental charges or levies not delinquent or being contested in good faith by appropriate proceedings, that do not jeopardize Lender’s interest in any Collateral; (iv) Liens to secure payment of worker’s compensation, employment insurance, old age pensions or other social security obligations of Borrower on which Borrower is current and are in the ordinary course of its business; provided none of the same diminish or impair Lender’s rights and remedies respecting the Collateral; (v) purchase money Liens securing Permitted Indebtedness in an amount not to exceed $5,000,000 on equipment and related software acquired or held by Borrower incurred for financing the acquisition of equipment, if the lien is confined to the property and the proceeds of equipment (vi) statutory liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons imposed without action of such parties, provided, they secure obligations not yet delinquent or remain payable without penalty and such liens do not jeopardize Lender’s interest in any Collateral; (vii) licenses and sublicenses on Borrower’s intellectual property granted by Borrower in the ordinary course of its business and not otherwise prohibited by this Agreement; and (viii) cash pledges and deposits (and related letters of credit) to secure the performance of real property leases, surety and appeal bonds and other obligations of a like nature in an amount not to exceed $1,000,000.
     “Regulated Substance” means any substance, material or waste the use, generation, handling, storage, treatment or disposal of which is regulated by any local or state government authority, including any of the same designated by any authority as hazardous, genetic, cloning, fetal, or embryonic.
     “Responsible Officer” means each person as authorized by the board of directors of Borrower as set forth on the Incumbency Certificate.
     “Stock Pledge Agreements” means agreements between Lender and Borrower in the form attached as Exhibit H by which Borrower shall pledge as Collateral for Lender hereunder, the outstanding stock of each Subsidiary excluding 35% of voting equity securities of Foreign Entities.

     “Subsidiary” means any corporation of which a majority of the outstanding capital stock entitled to vote for the election of directors (otherwise than as the result of a default) is owned by Borrower directly or indirectly through Subsidiaries, including the Foreign Entities.
     “Term” means the period from and after the date hereof until the full, final and indefeasible payment and performance of all Obligations.
     “Warrant” means the Warrant in favor of Lender and its affiliates to purchase securities of Borrower substantially in the form of Exhibit C.
          1.2 Interpretation. References to “Articles,” “Sections,” “Exhibits,” and “Schedules” are to articles, sections, exhibits and schedules herein and hereto unless otherwise indicated. “Hereof,” “herein” and “hereunder” refer to this Agreement as a whole. “Including” is not limiting. All accounting and financial computations shall be computed in accordance with generally accepted accounting principles consistently applied (“GAAP”). “Or” is not necessarily exclusive. All interest computation shall be based on a 360-day year and actual days elapsed.
     2. THE LOANS
          2.1 Commitment. Subject to the terms hereof, Lender will make Advances to Borrower up to the principal amount of the Commitment, on or before the Commitment Termination Date. Notwithstanding anything in the Loan Documents to the contrary, Lender’s obligation to make any Advances or to lend the undisbursed portion of the Commitment shall terminate on the Commitment Termination Date. Repaid principal of the Advances may not be re-borrowed.
          2.2 The Advances. A Note setting forth the specific terms of repayment will evidence each Advance. No Advance will be made for less than $5,000,000, unless less than $5,000,000 remains available under the Commitment for borrowing. Absence of a Note evidencing any portion of the Loan shall not impair Borrower’s obligation to repay it to Lender.
          2.3 Terms of Payment, Repayment.
               (a) Repayment. Borrower shall repay the principal and pay interest on each Advance on the terms set forth in the applicable Note. Amounts not paid when due hereunder or under the Note shall bear interest at the Default Rate. If a court of competent jurisdiction determines that Lender has received payments that, if interest, would exceed the maximum lawfully permitted, Lender will instead apply such money to fees and expenses and then to early prepayment of principal with all applicable pre-payment penalties.
               (b) ACH. All payments due to Lender must be, at Lender’s option, paid to Lender in cash or through ACH. Borrower shall execute and deliver the ACH Authorization Form substantially in the form of Exhibit G. If the ACH payment arrangement is terminated for any reason, Borrower shall make all payments due to Lender at Lender’s address specified in Section 11.
               (c) Default Rate. While an Event of Default has occurred and is continuing, interest on the Loan shall be increased to the Default Rate. Lender’s failure to charge or accrue interest at the Default Rate during the existence of a Default shall not be deemed a waiver by Lender of its right or claim thereto.
               (d) Date. Whenever any payment due under the Loan Documents is due on a day other than a business day, such payment shall be made on the next succeeding business day, and such extension of time shall be included in the computation of interest or fees, as the case may be.
          2.4 Fees. Borrower shall pay to Lender the following:
               (a) Commitment Fee. The Commitment Fee, which shall be paid prior to the date of this Agreement, has been previously paid by Borrower, and shall be applied by Lender to Lender’s Expenses and other Obligations.
               (b) Late Fee. On demand, a late charge on any sums due hereunder that are not paid when due, in an amount equal to 2% of the past due amount, payable on demand.
               (c) Lender’s Expenses. When requested, all Lender’s Expenses. Lender’s Expenses not paid when due shall bear interest as principal at the Default Rate.
     3. CONDITIONS OF ADVANCES; PROCEDURE FOR REQUESTING ADVANCES
          3.1 Conditions Precedent to any and all Advances. The obligation of Lender to make any Advances is subject to each and every of the following conditions precedent in form and substance satisfactory to Lender in its sole discretion: (i) this Agreement, a Note evidencing the Advance, the Stock Pledge Agreements, the Warrant, and all other UCC financing statements and other documents required or as specified herein have been duly authorized, executed and delivered; (ii) no Default or Event of Default has occurred and is continuing; (iii) delivery of a Notice of Borrowing with respect to the proposed Advance; (iv) Lender’s security interests in the Collateral are valid and first priority, except for Permitted Liens; and (v) all such other items as Lender may reasonably deem necessary or appropriate (which shall not include account control agreements unless Lender and Borrower agree otherwise) have been delivered or satisfied. The extension of an Advance prior to the receipt by Lender of any of the foregoing shall not constitute a waiver by Lender of Borrower’s obligation to deliver such item.
          3.2 Procedure for Making Advances. For any Advance, Borrower shall provide Lender an irrevocable Notice of Borrowing at least 10 business days prior to the desired Funding Date and Lender shall only be required to make Advances hereunder based upon written requests which comply with the terms and exhibits of this Loan Agreement (as the same may be amended from time to time), and which are submitted and signed by a Responsible Officer. Borrower shall execute and deliver to Lender a Note and such other documents and instruments as Lender may reasonably require for each Advance made.
     4. CREATION OF SECURITY INTEREST

          4.1 Grant of Security Interest. Borrower grants to Lender a valid, first priority (subject to Permitted Liens), continuing security interest in all present and future Collateral in order to secure prompt, full, faithful and timely payment and performance of all Obligations, provided, however, that no security interest is granted in the shares of the Five (5) Current Foreign Entities.
          4.2 Inspections. Lender shall have the right upon reasonable prior notice to inspect Borrower’s Books, including computer files, and to make copies, and to test, inspect and appraise the Collateral, in order to verify any matter relating to Borrower or the Collateral.
          4.3 Authorization to File Financing Statements. Borrower irrevocably authorizes Lender at any time and from time to time to file in any jurisdiction any financing statements and amendments that: (i) name Collateral as collateral thereunder, regardless of whether any particular Collateral falls within the scope of the UCC; (ii) contain any other information required by the UCC for sufficiency or filing office acceptance, including organization identification numbers; and (iii) contain such language as Lender determines helpful in protecting or preserving rights against third parties. Borrower ratifies any such filings made prior to the date hereof.
     5. REPRESENTATIONS AND WARRANTIES
     Borrower represents, warrants and covenants as follows:
          5.1 Due Organization and Qualification. Borrower is a corporation duly formed, existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified or in which the Collateral is located. Borrower’s only Subsidiaries are the Foreign Entities. Borrower’s Subsidiaries are duly existing, qualified and licensed to do business in, and is in good standing in, any jurisdiction in which the conduct of its business or its ownership of property requires that it be so qualified or in which the Collateral is located.
          5.2 Authority. Borrower has all corporate power and authority, and has taken all actions, and has obtained all third party consents necessary to execute, deliver, and perform the Loan Documents.
          5.3 Disclosure Schedule. All information on the Disclosure Schedule is true, correct and complete.
          5.4 Authorization; Enforceability. The execution and delivery hereof, the granting of the security interest in the Collateral, the incurring of the Obligations, the execution and delivery of all Loan Documents and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary action by Borrower. The Loan Documents constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy or similar laws relating to enforcement of creditors’ rights generally.

          5.5 Name and Location. Borrower has not done business under any name other than that specified on the signature page hereof or as set forth on the Disclosure Schedule. The chief executive office, principal place of business, and the place where Borrower maintains its records concerning the Collateral is set forth in Section 11. The Collateral is presently located at the address(es) set forth in Section 11 and on the Disclosure Schedule.
          5.6 Litigation. All actions or proceedings pending or threatened by or against Borrower or any Subsidiary before any court or administrative agency are set forth on the Disclosure Schedule.
          5.7 Financial Statements. All financial statements fairly represent the financial condition of the Borrower. All statements respecting Collateral that have been or may hereafter be delivered by Borrower to Lender are true, complete and correct in all material respects for the periods indicated.
          5.8 Solvency. Borrower is solvent and able to pay its debts (including trade debts) as they come due. Borrower and all Subsidiaries constitute a common enterprise, for whose benefit the Loans are being made and received.
          5.9 Taxes. Borrower and each Subsidiary has filed and will file all required tax returns, and has paid and will pay all taxes it owes other than where the failure to comply would not reasonably be expected to have a material adverse effect on Borrower or a Subsidiary.
          5.10 Rights; Title to Assets. Borrower and each of its Subsidiaries possesses and owns all necessary assets, rights, trademarks, trade names, copyrights, patents, patent rights, franchises and licenses which it needs to conduct its business as now operated or proposed to be operated. Borrower has good title to its assets, free and clear of any Liens, except for Permitted Liens.
          5.11 Full Disclosure. No written representation, warranty or other statement made by Borrower or any Subsidiary in any Loan Document, certificate or statement furnished to Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.
          5.12 Regulated Substances. Borrower and each of its Subsidiaries complies and will comply with all laws respecting Regulated Substances.
          5.13 Reaffirmation. Each Notice of Borrowing will constitute (i) a warranty and representation in favor of Lender that there does not exist any Default and (ii) a reaffirmation as of the date thereof of all of the representations and warranties contained in this Agreement and the Loan Documents.
     6. AFFIRMATIVE COVENANTS
     Borrower covenants and agrees that it shall do all of the following:
          6.1 Good Standing and Compliance. Borrower and each of its Subsidiaries shall maintain all governmental licenses, rights and agreements necessary for its operations or business and comply in all material respects with all statutes, laws, ordinances and government rules and regulations to which it is subject.
          6.2 Financial Statements, Reports, Certificates. Borrower shall deliver to Lender: (i) as soon as prepared, and no later than 45 days after the end of each calendar month, a balance sheet, income statement and cash flow statement covering Borrower’s operations during such period; (ii) as soon as prepared, but no later than 90 days after the end of the fiscal year, audited financial statements prepared in accordance with GAAP, together with an opinion that such financial statements fairly present Borrower’s financial condition by an independent public accounting firm reasonably acceptable to Lender; (iii) immediately upon notice thereof, a report of any legal or administrative action pending or threatened against Borrower which is likely to result in liability to Borrower in excess of $50,000; (iv) copies of all materials provided to Borrower’s Board of Directors, including copies of notices, consents and minutes; and (v) such other financial information as Lender may reasonably request from time to time. Financial statements delivered pursuant to subsections (i) and (ii) above shall be accompanied by a certificate signed by a Responsible Officer (each an “Officer’s Certificate”) in the form of Exhibit F.
          6.3 Notice of Defaults. Within 2 days after a Responsible Officer knows of, or with the exercise of reasonable due diligence should know of, any Default or Event of Default, Borrower shall deliver to Lender an Officer’s Certificate setting forth the facts relating to or giving rise thereto, and the Borrower’s proposed action with respect thereto.
          6.4 Use; Maintenance. Borrower, at its expense, shall (i) maintain the Collateral in good condition, reasonable wear and tear excepted, and will comply in all material respects with all laws, rules and regulations regarding use and operation of the Collateral and (ii) repair or replace any lost or damaged Collateral.
          6.5 Insurance. Borrower, at its own expense, shall maintain insurance in amounts and coverages reasonably satisfactory to Lender. Each insurance policy shall: (i) name Lender loss payee or additional insured, as appropriate, (ii) provide for insurer’s waiver of its right of subrogation against Lender and Borrower, (iii) provide that such insurance shall not be invalidated by any action of, or breach of warranty by, Borrower and waive set-off; counterclaim or offset against Lender, (iv) be primary without a right of contribution of Lender’s insurance, if any, or any obligation on the part of Lender to pay premiums of Borrower, and (v) require the insurer to give Lender at least 30 days prior written notice of cancellation. Borrower shall furnish all certificates of insurance reasonably required by Lender.
          6.6 Loss Proceeds. So long as no Event of Default has occurred and is continuing, any proceeds of insurance on or condemnation of Collateral shall, at Borrower’s election and so long as Lender’s security interest in such proceeds remains first priority, be used either to repair or replace such Collateral or otherwise applied to the purchase or acquisition of property useful to Borrower’s business.
          6.7 Further Assurances. At any time and from time to time, Borrower and its Subsidiaries shall execute and deliver such further instruments and take such further action as Lender may reasonably request to effect the intent and purposes hereof, to perfect and continue perfected and of first priority Lender’s security interests in the Collateral, and to effect and maintain ACH payment arrangements.
          6.8 Collateral; Accounts. Borrower hereby authorizes Lender to, at any time after the occurrence and during the continuance of a Default or Event of Default, notify account debtors that Lender has a security interest in Accounts and direct such account debtors to make all payments directly to Lender. Borrower irrevocably makes, constitutes and appoints Lender as Borrower’s true and lawful attorney-in-fact to endorse Borrower’s or a Subsidiary’s name on any checks, notes, drafts or any other payment or proceeds of Collateral which come into Lender’s possession or control. Lender has the right, in Lender’s or Borrower’s name, to verify the validity, amount or any other matter relating to any Collateral.
          6.9 Litigation. Borrower will promptly notify Lender in writing of any action, proceeding or governmental investigation involving Borrower or a Subsidiary.
     7. NEGATIVE COVENANTS
     Borrower will not do any of the following:
          7.1 Location of Collateral. Change its chief executive office or principal place of business or remove, except in the ordinary course of Borrower’s business, the Collateral or Borrower’s Books from the premises listed in Section 11 without giving 30 days prior written notice to Lender.
          7.2 Extraordinary Transactions. Enter into any transaction not in the ordinary course of Borrower’s business, including the sale, lease, license or other disposition of its assets, other than (i) sales of inventory in the ordinary course of Borrower’s business; and (ii) licenses of Borrower’s intellectual property assets entered into in the ordinary course of business; and (iii) sales of worn-out surplus or obsolete equipment and sales of other assets not in excess of $100,000 per calendar year.
          7.3 Restructure. Make any material change in Borrower’s financial structure or business operations (other than through the sale of preferred stock to equity investors which does not result in a change of control of Borrower); or suspend operation of Borrower’s business.
          7.4 Liens. Create, incur, assume or suffer to exist any Lien of any kind with respect to any of its property or that of its Subsidiaries, whether now owned or hereafter acquired, except for Permitted Liens.
          7.5 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness or cause or suffer any Subsidiary to create, incur, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness.
          7.6 Distributions. Pay any dividends or distributions, or redeem or purchase, any capital stock, except for repurchases of capital stock from departing employees or directors, under repurchase agreements approved by the Borrower’s Board of Directors.

          7.7 Transactions with Affiliates. Directly or indirectly enter into any transaction with any affiliate which is on terms less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated entity; provided, any such transaction shall not be a breach of this Section 7.7 if approved by a disinterested majority of the Borrower’s Board of Directors.
          7.8 Compliance. (i) Become an “investment company” under the Investment Company Act of 1940 or extend credit to purchase or carry margin stock; (ii) fail to meet the minimum funding requirements of ERISA; (iii) permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; (iv) fail to comply with the Federal Fair Labor Standards Act; or (v) violate any other material law or material regulation.
          7.9 UCC Effectiveness. Change its name, jurisdiction of organization, or take any other action that could render Lender’s financing statements misleading under the UCC, without giving Lender 30 days advance written notice.
          7.10 Maintenance of Subsidiaries. Borrower shall not (i) divest or “spin-off’ any Subsidiary except where as a result of such transaction Borrower and/or Borrower’s shareholders or affiliates retain or obtain majority ownership of such Subsidiary; (ii) merge or consolidate any Subsidiary with or into another entity (unless as a result of such merger Borrower and/or Borrower’s shareholders or affiliates retain or obtain majority ownership of the surviving entity); or (iii) permit a Change of Control (as defined below) of any Subsidiary. Borrower will not permit any Subsidiary to (i) enter into any transaction not in the ordinary course of Subsidiary’s business, including the sale, lease, license or other disposition of its assets, other than (a) sales of inventory in the ordinary course of Subsidiary’s business; (b) licenses of Subsidiary’s intellectual property assets entered into in the ordinary course of business; and (c) sales of worn-out surplus or obsolete equipment and sales of other assets not in excess of $100,000 per calendar year; (ii) create, incur, assume or suffer to exist any Lien of any kind with respect to any of its property whether now owned or hereafter acquired, except for Permitted Liens (and for this purpose, the definitions of “Lien” and “Permitted Liens” shall be deemed to refer to such Subsidiary) or (iii) materially change its corporate structure and business operations resulting in a material change in the corporate structure and business operations of the Borrower and its Subsidiaries taken as a whole. Borrower covenants that it shall not permit any Subsidiary to hold intellectual property or material assets, other than cash in bank accounts limited in the aggregate for all Subsidiaries to $125,000 plus amounts to be paid to employees and vendors in accordance with existing practices, at any one time. Borrower agrees to obtain Lender’s consent before establishing or causing a Subsidiary to hold material assets, which consent shall not be unreasonably withheld, but which consent shall require the granting to Lender of appropriate security interests in assets of or Borrower’s ownership interests in said Subsidiary.
     “Change of Control” means any transaction or series of related transactions whereby the Borrower and/or Borrower’s shareholders or affiliates of Borrower holding in excess of 50% of the outstanding voting capital stock of any Subsidiary immediately prior to such transaction or transactions, shall own less than 50% of the outstanding voting or capital stock of such Subsidiary immediately following such transaction or transactions.

     8. EVENTS OF DEFAULT
     Any one or more of the following shall constitute an Event of Default by Borrower hereunder:
          8.1 Payment. Borrower fails to pay when due and payable in accordance with the Loan Documents any portion of the Obligations, or cancels an ACH payment or transfer Lender has initiated in conformity with the terms hereof provided; however, that an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error if Borrower had the funds to make the payment when due and makes the payment the business day following Borrower’s knowledge of such failure to pay.
          8.2 Certain Covenant Defaults. Borrower fails to perform any obligation under Section 6.5 or 6.6, or violates any of the covenants contained in Section 7.
          8.3 Other Covenant Defaults. Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement, in any of the other Loan Documents, or in any other present or future agreement between Borrower and Lender and has failed to cure such failure within 15 days after a Responsible Officer obtains knowledge, or with the exercise of reasonable due diligence should have obtained knowledge thereof.
          8.4 Attachment. Any material portion of Borrower’s assets is attached, seized, subjected to a government levy, lien, writ or distress warrant, or comes into the possession of any trustee or receiver and the same is not returned, removed, waived, stayed, discharged or rescinded within 10 days.
          8.5 Other Agreements. There is a default in any agreement to which Borrower is a party resulting in a right by a third party, whether or not exercised, to accelerate the maturity of any Indebtedness, in an amount greater than $50,000.
          8.6 Judgments. One or more judgments for an aggregate of at least $50,000 is rendered against Borrower and remains unsatisfied and unstayed for more than 30 days.
          8.7 Injunction. Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct any material part of its business affairs, or if a judgment or other claim becomes a Lien upon any material portion of Borrower’s assets.
          8.8 Misrepresentation. Any representation, statement, or report made to Lender by Borrower or a Subsidiary or any Responsible Officer or authorized officer, employee, agent, or director of Borrower or a Subsidiary purporting to speak on behalf of any Borrower or Subsidiary was false or misleading when made in any material respect.
          8.9 Enforceability. Lender’s ability to enforce its rights against Borrower or any Collateral is impaired in any material respect, or Borrower asserts that any Loan Document is not a legal, valid and binding obligation of Borrower enforceable in accordance with its terms.

          8.10 Involuntary Bankruptcy. An involuntary bankruptcy case remains undismissed or unstayed for 30 days or, if earlier, an order granting the relief sought is entered.
          8.11 Voluntary Bankruptcy or Insolvency. Borrower commences a voluntary case under applicable bankruptcy or insolvency law, consents to the entry of an order for relief in an involuntary case under any such law, or consents or is subject to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or other similar official of Borrower or any substantial part of its property, or makes an assignment for the benefit of creditors, or fails generally or admits in writing to its inability to pay its debts as they become due, or takes any corporate action in furtherance of any of the foregoing.
          8.12 Merger, Sale or Change of Control. The occurrence of (i) a merger of Borrower with another entity (whether or not the Borrower is the “surviving entity”) whereby the shareholders of Borrower immediately prior to such merger own less than 50% of the outstanding voting securities of Borrower immediately after such merger; (ii) the sale (in one or a series of related transactions) of all or substantially all of Borrower’s assets; or (iii) any transaction (or series of related transactions) other than a transaction that is a bona fide equity financing with the primary purpose of raising capital for Borrower, whereby the shareholders of Borrower immediately prior to such transaction(s) own less than 50% of the outstanding voting securities of Borrower immediately after such transaction(s), and such acquirer or resulting entity (including, Borrower, if Borrower is the resulting or surviving entity) fails to either: (a) pay off the Obligations in cash at the closing of the acquisition, merger or sale or (b) provide an unconditional, unlimited guaranty or reaffirmation of the Obligations in form and substance satisfactory to Lender and is of a credit quality acceptable to Lender.
     9. LENDER’S RIGHTS AND REMEDIES
          9.1 Rights and Remedies. Upon the occurrence and continuance of any Event of Default, Lender may, at its election, without notice of election and without demand, do any one or more of the following, all of which are authorized by Borrower: (i) accelerate and declare the Loan and all Obligations immediately due and payable; (ii) make such payments and do such acts as Lender considers necessary or reasonable to protect its security interest in the Collateral, with such amounts becoming Obligations bearing interest at the Default Rate; (iii) exercise any and all other rights and remedies available under the UCC or otherwise; (iv) require Borrower to assemble the Collateral at such places as Lender may designate; (v) enter premises where any Collateral is located, take, maintain possession of, or render unusable the Collateral or any part of it; (vi) without notice to Borrower, set off and recoup against any portion of the Obligations; (vii) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral, in connection with which Borrower hereby grants Lender a license to use without charge Borrower’s premises, labels, name, trademarks, and other property necessary to complete, advertise, and sell any Collateral; and (viii) sell the Collateral at one or more public or private sales.
          9.2 Power of Attorney in Respect of the Collateral. Borrower hereby irrevocably appoints Lender (which appointment is coupled with an interest) its true and lawful attorney in fact with full power of substitution, for it and in its name to, upon an Event of Default and during its continuance: (i) ask, demand, collect, receive, sue for, compound and give acquittance for any and all Collateral with full power to settle, adjust or compromise any claim, (ii) receive payment of and endorse the name of Borrower on any items of Collateral, (iii) make all demands, consents and waivers, or take any other action with respect to, the Collateral, (iv) file any claim or take any other action, in Lender’s or Borrower’s name, which Lender may reasonably deem appropriate to protect its rights in the Collateral, or (v) otherwise act with respect to the Collateral as though Lender were its outright owner.
          9.3 Charges. Unless contested by Borrower in good faith and in a manner that does not put at risk Lender’s interest herein or in any Collateral, if Borrower fails to pay any amounts required hereunder to be paid by Borrower to any third party, Lender may at its option pay any part thereof and any amounts so paid including Lender’s Expenses incurred shall become Obligations, immediately due and payable, bearing interest at the Default Rate, and secured by the Collateral. Any such payments by Lender shall not constitute an agreement to make similar payments or a waiver of any Event of Default.
          9.4 Remedies Cumulative. Lender’s rights and remedies under the Loan Documents and all other agreements with Borrower shall be cumulative. Lender shall have all other rights and remedies as provided under the UCC, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence.
          9.5 Application of Collateral Proceeds. Lender will apply proceeds of sale, to the extent actually received in cash, in the manner and order it determines in its sole discretion, and as prescribed by applicable law.
     10. WAIVERS; INDEMNIFICATION
          10.1 Waivers. Without limiting the generality of the other waivers made by Borrower herein, Borrower hereby irrevocably waives all of the following: (i) any right to assert against Lender as a defense, counterclaim, set-off or crossclaim, any defense (legal or equitable), set-off; counterclaim, crossclaim and/or other claim (a) which Borrower may now or at any time hereafter have against any party liable to Lender in any way or manner other than claims arising from Lender’s gross negligence, willful misconduct or bad faith, or (b) arising directly or indirectly from the present or future lack of perfection, sufficiency, validity and/or enforceability of any Loan Document, or any security interest; (ii) presentment, demand and notice of presentment, dishonor, notice of intent to accelerate, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all accounts, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard; (iii) the benefit of all marshalling, valuation, appraisal and exemption laws; (iv) the right, if any, to require Lender to (a) proceed against any person liable for any of the Obligations as a condition to or before proceeding hereunder; or (b) foreclose upon, sell or otherwise realize upon or collect or apply any other property, real or personal, securing any of the Obligations, as a condition to, or before proceeding hereunder; (v) any demand for possession before the commencement of any suit or action to recover possession of Collateral; and (vi) any requirement that Lender retain possession and not dispose of Collateral until after trial or final judgment.
          10.2 Lender’s Liability for Collateral. Lender shall not in any way or manner be liable or responsible for: (i) the safekeeping of any Collateral; (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value thereof; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person or entity whomsoever. Except where Collateral is damaged by the gross negligence or willful misconduct of Lender, all risk of loss, damage or destruction of the Collateral shall be borne by Borrower. Lender will have no responsibility for taking any steps to preserve rights against any parties respecting any Collateral. Lender’s powers hereunder are conferred solely to protect its interest in the Collateral and do not impose any duty to exercise any such powers. None of Lender or any of its officers, directors, employees, agents or counsel will be liable for any action lawfully taken or omitted to be taken hereunder or in connection herewith (excepting gross negligence or willful misconduct), nor under any circumstances have any liability to Borrower for lost profits or other special, indirect, punitive, or consequential damages. Lender retains any documents delivered by Borrower only for its purposes and for such period as Lender, at its sole discretion, may determine necessary, after which time Lender may destroy such records without notice to or consent from Borrower.
          10.3 Indemnification. Borrower shall, on an after tax basis, defend, indemnify, and hold Lender and each of its officers, directors, employees, counsel, partners, agents and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Lender’s Expenses and reasonable attorney’s fees and the allocated cost of in-house counsel) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, with respect to noncompliance with laws or regulations respecting Regulated Substances, government secrecy or technology export, or any Lien not created by Lender or right of another against any Collateral, even if the Collateral is foreclosed upon or sold pursuant hereto, and with respect to any investigation, litigation or proceeding before any agency, court or other governmental authority relating to this Agreement or the Advances or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the negligence or willful misconduct of such Indemnified Person. The obligations in this Section shall survive the Term. At the election of any Indemnified Person, Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person, at the sole cost and expense of Borrower. All amounts owing under this Section shall be paid within 30 days after written demand.
     11. NOTICES
     All notices shall be in writing and personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by confirmed facsimile, at the respective addresses set forth below:

If to Borrower:
Success Acquisition Corporation
999 Baker Way, Suite 500
San Mateo, CA 94404
Attention: Chief Financial Officer
FAX: (650) 645-2099
If to Lender:
Lighthouse Capital Partners V, LP
500 Drake’s Landing Road
Greenbrae, California 94904
Attention: Contract Administrator
FAX: (415) 925-3387
     12. GENERAL PROVISIONS
          12.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties’ respective successors and permitted assigns. Borrower may not assign any rights hereunder without Lender’s prior written consent, which consent may be granted or withheld in Lender’s sole discretion. Lender shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participations in all or any part of any Loan Document.
          12.2 Time of Essence. Time is of the essence for the performance of all Obligations.
          12.3 Severability of Provisions. Each provision hereof shall be severable from every other provision in determining its legal enforceability.
          12.4 Entire Agreement. This Agreement and each of the other Loan Documents dated as of the date hereof, taken together, constitute and contain the entire agreement between Borrower and Lender with respect to their subject matter and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral. This Agreement is the result of negotiations between and has been reviewed by the Borrower and Lender as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lender. This Agreement may only be modified with the written consent of Lender. Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any one case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

          12.5 Reliance by Lender. All covenants, agreements, representations and warranties made herein by Borrower shall, notwithstanding any investigation by Lender, be deemed to be material to and to have been relied upon by Lender.
          12.6 No Set-Offs by Borrower. All sums payable by Borrower pursuant to this Agreement or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.
          12.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same original instrument.
          12.8 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding.
          12.9 Original Issue Discount. Borrower and Lender acknowledge and agree that the Warrant is part of an investment unit within the meaning of Section 1273(c)(2) of the Internal Revenue Code, which includes the Loan. Borrower and Lender further agree as between them, that they will cooperate with each other in determining the fair market value of the Warrant and that, pursuant to Treas. Reg. § 1.1273-2(h), a portion of the issue price of the investment unit will be allocable to the Warrant and the balance shall be allocable to the Loans. Borrower and Lender agree to prepare their federal income tax returns in a manner consistent with the foregoing and to cooperate with each other in determining such valuation and allocation approach and methodology, pursuant to Treas. Reg. § 1.1273.
          12.10 Relationship of Parties. The relationship between Borrower and Lender is, and at all times shall remain, solely that of a borrower and lender. Lender is not a partner or joint venturer of Borrower; nor shall Lender under any circumstances be deemed to be in a relationship of confidence or trust or have a fiduciary relationship with Borrower or any of its affiliates, or to owe any fiduciary duty to Borrower or any of its affiliates. Lender does not undertake or assume any responsibility or duty to Borrower or any of its affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform any of them of any matter in connection with its or their property, the Loans, any Collateral or the operations of Borrower or any of its affiliates. Borrower and each of its affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Lender in connection with such matters is solely for the protection of Lender and neither Borrower nor any affiliate is entitled to rely thereon.
          12.11 Choice of Law and Venue; Jury Trial Waiver. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION

BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.
          12.12 Termination. When all Obligations have been indefeasibly paid in full and Lender has no further commitment to lend, Lender shall execute and deliver to Borrower all UCC termination statements and similar documents which Borrower shall reasonably request.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SUCCESS ACQUISITION CORPORATION	LIGHTHOUSE CAPITAL PARTNERS V. L.P.

/s/ Randall Stevens	/s/ Thomas Conneely

By:	By:

Randall Stevens	Thomas Conneely

Name:	Name:

Assistant Secretary/VP Finance	Vice President

Title:	Title: